Exhibit 10.18

INVESCO LTD. 2016 GLOBAL EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT – TIME VESTING
Non-transferable

Invesco Ltd. (“Company”)

hereby awards to

Martin L. Flanagan
(“Participant” or “you”)

[Number of Shares Granted]
Restricted Shares of the Company (“Award”)

as of [Grant Date] (“Grant Date”)

Subject to the conditions of (i) the Invesco Ltd. 2016 Global Equity Incentive Plan as in effect from time to time (“Plan”), (ii) any Remuneration Policy of Invesco Ltd. or any of its Affiliates as in effect from time to time to the extent such policy is applicable to you (the “Remuneration Policy”) and (iii) this Award Agreement, the Company hereby issues to you the number of Restricted Shares set forth above, which shall become vested, non-forfeitable and free of all restrictions in four (4) equal installments on each anniversary of the Grant Date.

This Award shall be effective as of the Grant Date set forth above. By accepting this Award Agreement, you acknowledge that you have received a copy of the Plan’s prospectus, that you have read and understood the following Terms and Conditions, which are incorporated herein by reference, and that you agree to the following Terms and Conditions and the terms of the Plan, the Remuneration Policy and this Award Agreement. If you fail to accept this Award Agreement within sixty (60) days after the Grant Date set forth above, the Company may determine that this Award has been forfeited.

ACCEPTED AND AGREED TO by the Participant as of the Grant Date set forth above.

Participant:

____________________________________
Signature

Continued on the following page

Exhibit 10.18

TERMS AND CONDITIONS – Restricted Shares – Time Vesting
1. Plan Controls; Restricted Shares. In consideration of this Award, you hereby promise to honor and to be bound by the Plan, the Remuneration Policy, and this Award Agreement, including the following terms and conditions, which serve as the agreed basis for your Award. The terms contained in the Plan and the Remuneration Policy are incorporated into and made a part of this Award Agreement, and this Award Agreement shall be governed by and construed in accordance with the Plan and, if applicable, the Remuneration Policy. In the event of any actual or alleged conflict between the provisions of any of the Plan, the Remuneration Policy, if applicable, and this Award Agreement, (i) the provisions of the Remuneration Policy, if applicable, shall control and, to the extent of any conflict, be deemed to amend the Plan and the Award Agreement, and (ii) the provisions of the Plan shall control and, to the extent of any conflict, be deemed to amend the Award Agreement. The “Restricted Shares” are the Shares specified on page 1 hereof that are issued to you pursuant to Section 9 of the Plan, subject to forfeiture as set forth below and the additional terms of this Award Agreement. Unless the context otherwise requires, and solely for purposes of these Terms and Conditions, the term “Company” means Invesco Ltd., its Affiliates and their respective successors and assigns, as applicable, and the term “Employer” means the Company or the local Affiliate that employs you or their respective successors and assigns, as applicable. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Plan.
2. Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered. Upon your Termination of Service for any reason other than as set forth in paragraphs (b)-(e) of Paragraph 3 hereof, you shall forfeit all of your right, title and interest in and to the Restricted Shares as of the date of your Termination of Service, except as provided in the Second Amended and Restated Master Employment Agreement (“Employment Agreement”) between you and Invesco Ltd., dated April 1, 2011, as amended from time to time, or as determined by the Committee pursuant to Paragraph 3.1 hereof.
3. Expiration and Termination of Restrictions. The restrictions imposed under Paragraph 2 hereof will expire, and the Restricted Shares will become unrestricted Shares, on the earliest to occur of the following, or as otherwise provided in the Employment Agreement:

(a)	the dates specified on page 1 hereof, provided that you have not experienced a Termination of Service before such respective dates, or

(b)	your Termination of Service due to death or Disability, or

(c)
your involuntary Termination of Service, other than for Cause or unsatisfactory performance, as determined in the sole discretion by the Head of Human Resources, provided that you sign a severance agreement in the form stipulated by the Company, within 60 days after your Termination of Service or such other time as the Company may determine, and the severance agreement has become irrevocable, or

(d)	immediately before a Change in Control, if this Award Agreement is not assumed, converted or replaced in connection with the transaction that constitutes the Change in Control, or

(e)	your Termination of Service during the 24-month period following a Change in Control either (i) by the Company other than for Cause or unsatisfactory performance, or (ii) by you for Good Reason.

Upon the expiration or termination of an applicable restriction set forth in Section 3, unrestricted Shares will be delivered to you as soon thereafter as practicable.

3.1 Discretionary Vesting. If any or all of your Restricted Shares would be forfeited upon your voluntary Termination of Service, you may appeal the forfeiture pursuant to the procedures established by the Committee, and the Committee, in its sole discretion, may waive some or all of the restrictions imposed under Paragraph 2 with respect to such Restricted Shares and award to you unrestricted Shares to the extent permitted under the applicable guidelines adopted by the Committee.
4. Shareholder Rights. Upon issuance of the Restricted Shares, you shall have all of the rights of a Shareholder with respect to the Restricted Shares, including voting and dividend rights.
5. [Reserved]
6. [Reserved]
7. [Reserved]
8. Employee Data Privacy. Pursuant to applicable personal data protection laws, the Company hereby notifies you of the following in relation to your personal data and the collection, use, processing and transfer (collectively, the “Use”) of such data in relation to the Company’s grant of the Restricted Shares and your participation in the Plan. The Use of your personal data is necessary for the Company’s administration of the Plan and your participation in the Plan. Your denial and/or objection to the Use of personal data may affect your participation in the Plan. As such, you voluntarily acknowledge, consent and agree (where required by applicable law) to the Use of personal data as described in this Paragraph 8.
The Company and the Employer hold certain personal information about you, which may include your name, home address and telephone number, date of birth, social security number or other employee identification number, salary, job title, any Shares held by you, details of all Restricted Shares or any other entitlement to Shares awarded in your favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by you or collected, where lawful, from the Company, Affiliates or third parties, and the Company or Employer

Exhibit 10.18

will process the Data for the exclusive purpose of implementing, administering and managing your participation in the Plan. The data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in your country of residence (and country of employment, if different). Data processing operations will be performed minimizing the use of personal and identification data when such data are unnecessary for the processing purposes sought. Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for your participation in the Plan.
The Company and the Employer will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and the Company and the Employer may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. You hereby authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf to a broker or other third party with whom you may elect to deposit any Shares acquired pursuant to the Plan.
You may, at any time, exercise your rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) oppose, for legal reasons, the collection, processing or transfer of the Data that is not necessary or required for the implementation, administration and/or operation of the Plan and your participation in the Plan. You may seek to exercise these rights by contacting your Employer’s human resources manager or Invesco, Ltd., Manager, Executive Compensation, 1555 Peachtree Street, NE, Atlanta, Georgia 30309.
9. Income Taxes and Social Insurance Contribution Withholding. Regardless of any action the Company or the Employer takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Shares, including the grant of the Restricted Shares, the vesting of the Restricted Shares, the subsequent sale of any Shares with respect to which any applicable restrictions have lapsed and the receipt of any dividends; and (ii) does not commit to structure the terms of the grant or any aspect of the Restricted Shares to reduce or eliminate your liability for Tax-Related Items. Further, if you become subject to taxation in more than one country between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Related Items in more than one country.
If your country of residence (and/or the country of employment, if different) requires withholding of Tax-Related Items, the Company may withhold a portion of the Restricted Shares or Shares with respect to which applicable restrictions have lapsed that have an aggregate Fair Market Value on the vesting date sufficient to pay the minimum Tax-Related Items required to be withheld with respect to the Restricted Shares. For purposes of the foregoing, no fractional Shares or Restricted Shares will be withheld pursuant to the grant or vesting of the Restricted Shares hereunder. Alternatively (or in combination), the Company or the Employer may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from your regular salary or other amounts payable to you, with no withholding of Shares or Restricted Shares, or may require you to submit payment equivalent to the minimum Tax-Related Items required to be withheld with respect to the Shares or Restricted Shares by means of certified check, cashier’s check or wire transfer. By accepting the Restricted Shares, you expressly consent to the methods of withholding as provided hereunder. All other Tax-Related Items related to the Restricted Shares and the vesting thereof shall be your sole responsibility.
To the extent the Company or the Employer pays any Tax-Related Items that are your responsibility (“Advanced Tax Payments”), the Company or the Employer shall be entitled to recover such Advanced Tax Payments from you in any and all manner that the Company determines appropriate in its sole discretion. For purposes of the foregoing, the manner of recovery of the Advanced Tax Payments shall include (but is not limited to) offsetting the Advanced Tax Payments against any and all amounts that may be otherwise owed to you by the Company or the Employer (including regular salary/wages, bonuses, incentive payments and Shares acquired by you pursuant to any equity compensation plan that are otherwise held by the Company for your benefit).
10. [Reserved]
11. Notice. Notices and communications under this Award Agreement must be in writing and either personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Invesco Ltd., Manager, Executive Compensation, 1555 Peachtree Street, NE, Atlanta, Georgia 30309, or to any other address designated by the Company in a written notice to you. Notices to you will be directed to your address then currently on file with the Company, or to any other address given by you in a written notice to the Company.

Exhibit 10.18

12. Repatriation; Compliance with Laws. As a condition to the grant of these Restricted Shares, you agree to repatriate all amounts attributable to the Restricted Shares in accordance with local foreign exchange rules and regulations in your country of residence (and country of employment, if different). In addition, you also agree to take any and all actions, and consent to any and all actions taken by the Company, the Employer and the Company’s local Affiliates, as may be required to allow the Company, the Employer and the Company’s local Affiliates to comply with local laws, rules and regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal legal and tax obligations under local laws, rules and regulations in your country of residence (and country of employment, if different).

13. Discretionary Nature of Plan; No Vested Rights. You acknowledge and agree that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time as provided under the Plan. The grant of the Restricted Shares under the Plan does not create any contractual or other right to receive Restricted Shares or other awards or benefits in lieu of Restricted Shares in the future. Except as otherwise provided in the Employment Agreement, future awards, if any, will be at the sole discretion of the Committee, including, but not limited to, the form and timing of an award, the number of Shares subject to an award and the vesting provisions.

14. [Reserved]

15. [Reserved]

16. Use of English Language. You acknowledge and agree that it is your express intent that this Award Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted with respect to the Restricted Shares be drawn up in English. If you have received this Award Agreement, the Plan or any other documents related to the Restricted Shares translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version shall control.

17. Value of Benefit. The future value of the Shares subject to the Restricted Shares is unknown and cannot be predicted with certainty. Neither the Company, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation, where applicable, between your local currency and the United States dollar that may affect the value of the Restricted Shares or of any amounts due to you pursuant to the settlement of the Restricted Shares or the subsequent sale of any Shares acquired upon settlement.

18. Addendum to Award Agreement. Notwithstanding any provisions in this Award Agreement to the contrary, the Restricted Shares shall be subject to any special terms and conditions for your country of residence (and country of employment, if different), as may be set forth in an addendum to this Award Agreement (“Addendum”). Further, if you transfer residency and/or employment to another country as may be reflected in an Addendum to this Award Agreement, the special terms and conditions for such country will apply to your Restricted Shares to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law or to facilitate the administration of the Plan. Any applicable Addendum shall constitute part of this Award Agreement.

19. Additional Requirements. The Company reserves the right to impose other requirements on the Restricted Shares, any Shares acquired pursuant to the Restricted Shares, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Restricted Shares and the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

20. Insider Trading / Market Abuse Laws. Your country of residence (and country of employment, if different) may have insider trading and/or market abuse laws that may affect your ability to acquire or sell Shares under the Plan during such times you are considered to have “inside information” (as defined under local law). These laws may be the same or different from any Company insider trading policy. You acknowledge that it is your responsibility to be informed of and compliant with such regulations, and you should consult with your personal advisors for additional information.

21. Electronic Delivery. The Committee may, in its sole discretion, decide to deliver any documents related to the Restricted Shares by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. Further, to the extent applicable, all references to signatures and delivery of documents in this Award Agreement can be satisfied by procedures that the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents, including this Award Agreement. Your electronic signature is the same as, and shall have the same force and effect as, your manual signature. Any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

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